EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.


Date: January 10, 1994

                      THE TRAVELERS INSURANCE COMPANY



                      By: /s/ Mark J. Amrhein
                         --------------------------------------------
                         Name:  Mark J. Amrhein
                         Title: Assistant Secretary


                      THE TRAVELERS INDEMNITY COMPANY



                      By: /s/ Mark J. Amrhein
                         --------------------------------------------
                         Name:  Mark J. Amrhein
                         Title: Assistant Secretary


                      THE TRAVELERS INSURANCE GROUP, INC.



                      By: /s/ Mark J. Amrhein
                         --------------------------------------------
                         Name:  Mark J. Amrhein
                         Title: Assistant Secretary


                      ASSOCIATED MADISON COMPANIES, INC.



                      By: /s/ Mary Barnes Jenkins
                         --------------------------------------------
                         Name:  Mary Barnes Jenkins
                         Title: Assistant Secretary


                      THE TRAVELERS INC.



                      By: /s/ Mary Barnes Jenkins
                         --------------------------------------------
                         Name:  Mary Barnes Jenkins
                         Title: Assistant Secretary